Exhibit 99.1

Investor Contact:
Laurie Little
The Piacente Group, Inc.
212-481-2050
farmerbros@tpg-ir.com

Farmer Bros. Co. Announces New Sales Model to Strengthen DSD Organization

Restructure Expected to Better Serve Customers and Improve Sales Growth

Targeted Annual Savings of $2.0 Million - $2.6 Million

Estimated Pre-Tax Restructuring Charges of $3.7 Million - $4.9 Million

Northlake, Texas--(GLOBE NEWSWIRE)—February 21, 2017—Farmer Bros. Co. (NASDAQ: FARM) (the “Company” or “Farmer Bros.”) today announced a restructuring of its direct-store-delivery (DSD) sales model. The Company believes changing from a geographic to a channel-based selling strategy will better serve customers and improve sales growth while maintaining the value-add provided by the DSD delivery and service model. The new, channel-based sales strategy will empower the sales organization to better address the unique needs of each customer channel and more quickly respond to industry trends.
“The reorganization of our DSD operations is the next step in Farmer Brothers’ transformation to strengthen our position as an industry leader,” said President and CEO, Michael Keown. “With the corporate relocation plan nearly complete and our new state-of-the-art manufacturing facility coming online, it is essential that we focus on selling strategies that will deepen our customer relationships, allow us to create a comprehensive support structure, and enhance our marketing efforts. Once the DSD restructure is complete, I am confident that we’ll emerge as a more productive company with a broader reach and sharper execution.”
Farmer Bros. is targeting approximately $2.0 million - $2.6 million in annual cost savings associated with the restructuring. The Company anticipates that it will begin to recognize cost benefits in the fourth quarter of fiscal 2017 with annualized savings from the restructuring plan beginning in the second quarter of fiscal 2018.

As part of the reorganization, Farmer Bros. estimates that it will recognize approximately $3.7 million - $4.9 million of pre-tax restructuring charges, including $1.9 million - $2.7 million in employee separation related costs, by the end of the second quarter of fiscal 2018.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company's product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, hospitals, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer-facing branded coffee and tea products.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, Cain's™, McGarvey® and China Mist®. For more information, visit: www.farmerbros.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” When used in this press release, the words “will,” “expects,” “anticipates,” “estimates,” “believes,” and similar expressions, and statements which are made in the future tense or refer to future events or developments are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s plans to reorganize its DSD operations and the timing and results thereof, the estimated pre-tax restructuring charges and savings associated with the DSD reorganization, and the potential for the Company to undertake and implement additional restructuring and cost reduction opportunities and incur additional restructuring charges, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC. We intend these forward-looking statements to speak only at the time of this press release and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

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